LSA Variable Series Trust

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10f-3 Transactions

Focused Equity Fund (Six Months Ended June 30, 2001)

Issuer            Riverstone Networks, Inc.       KPMG Consulting, Inc.           Odyssey Re Holdings
Date of offering  02/15/01                        02/07/01                        06/14/01
Commission as
percentage of
price             7.00%                           4.00%                           6.25%
Purchase as
percentage of
offering          0.0005%                         0.0003%                         0.002%
Underwriter
affiliate         Morgan Stanley  & Co.           Morgan Stanley  & Co.           Morgan Stanley & Co.
Broker from whom
securities were
purchased         Lehman Brothers                 Bear Stearns                    CIBC World Markets

Issuer            Kraft Foods                     Willis Group Holdings           Peabody Energy Corp.
Date of offering  06/12/01                        06/11/01                        05/21/01
Commission as
percentage of
price             2.73%                           6.75%                           5.63%
Purchase as
percentage of
offering          0.001%                          0.001%                          0.001%
Underwriter
affiliate         Morgan Stanley & Co.            Morgan Stanley & Co.            Morgan Stanley & Co.
Broker from whom
securities were
purchased         McDonald & Co.                  Salomon Smith Barney            Bear Stearns

Issuer            Tellium, Inc.
Date of offering  05/17/01
Commission as
percentage of
price             7.00%
Purchase as
percentage of
offering          0.001%
Underwriter
affiliate         Morgan Stanley & Co.
Broker from whom
securities were
purchased         Dain Rauscher


Growth Equity Fund (Six Months Ended June 30, 2001)



Issuer            KPMG Consulting, Inc.
Date of offering  02/07/01
Commission as
percentage of
price             0.04%
Purchase as
percentage of
offering          0.0007%
Underwriter
affiliate         Goldman, Sachs & Co.
Broker from whom
securities were
purchased         Morgan Stanley & Co.



Disciplined Equity Fund (Six Months Ended June 30, 2001)



Issuer            Kraft Foods, Inc.
Date of offering  06/12/01
Commission as
percentage of
price             2.70%
Purchase as
percentage of
offering          <0.01%
Underwriter
affiliate         J.P. Morgan Securities, Inc.
Broker from whom
securities were
purchased         C.S. First Boston



Value Equity Fund (Six Months Ended June 30, 2001)


Issuer            Sprint Corp.            Kraft Foods, Inc.
Date of offering  05/30/01                06/12/01
Commission as
percentage of
price             1.63%                   1.55%
Purchase as
percentage of
offering          0.0002%                 0.0003%
Underwriter
affiliate         Salomon Smith Barney    Salomon Smith Barney
Broker from whom
securities were
purchased         Warburg                 First Boston


Balanced Fund (Six Months Ended June 30, 2001)

Issuer            Agere Systems
Date of offering  03/27/01
Commission as
percentage of
price             3.90%
Purchase as
percentage of
offering          0.0038%
Underwriter
affiliate         Deutsche Banc Alex Brown, Inc.
Broker from whom
securities were
purchased         Morgan Stanley Dean Witter
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